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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF HF HOLDINGS, INC.

                                Jurisdiction of
Name                            Incorporation        Trade Names
----                            ----------------     -----------
ICON Health & Fitness, Inc        Delaware           Proform Fitness Products
                                                     Proform
                                                     Fitness
                                                     Proform
                                                     PROFORM
                                                     PFP
                                                     Proform/Weslo
                                                     Legend
                                                     American Physical Therapy
                                                     APT
                                                     WEIDERCARE
                                                     Legend Sporting Goods
                                                     Legend Sporting Goods, Inc.
                                                     Workout Warehouse
                                                     Image Image ICON, Inc.
                                                     IMAGE
                                                     Weslo
                                                     WESLO
                                                     Legend
                                                     Silicone Products
                                                     SPI
                                                     HealthRider
                                                     HEALTHRIDER
                                                     Bodyhealth
                                                     NordicTrack
                                                     NORDICTRACK


                   SUBSIDIARIES OF ICON HEALTH & FITNESS, INC.

                                        Jurisdiction of
Name                                    Incorporation               Trade Names
----                                    ----------------            -----------
Jumpking, Inc.                          Utah                        Jumpking
Universal Products, Inc.                Utah                        Universal
                                                                    UTS
ICON International Holdings, Inc.       Delaware
ICON OS, Inc.                           Virgin Islands
IHF (Holdings) Ltd.                     United Kingdom
ICON Fitness Lifestyle Ltd.             United Kingdom
ICON Health & Fitness France Sarl       France
ICON Health & Fitness France SA         France


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
ICON Health & Fitness Italia Srl        Italy
ICON du Canada                          Quebec, Canada